UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2004

STRATOS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30869 (Commission File Number)	36-4360035 (I.R.S. Employer Identification Number)

7444 West Wilson Avenue, Chicago, Illinois 60706
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code:        (708) 867-9600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(c)       The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit

99.1	Press Release titled “Stratos International Increases Estimate of Fourth-Quarter Business”

Item 12. Results of Operation and Financial Condition

On May 13, 2004, the registrant issued a press release announcing an increased estimate of fourth-quarter fiscal 2004 revenue for the three months ended April 30, 2004. That press release, dated May 13, 2004 and titled “Stratos International Increases Estimate of Fourth-Quarter Business” is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATOS INTERNATIONAL, INC.
By:	/s/ James W. McGinley
	Name:	James W. McGinley
	Title:	President and Chief Executive Officer

Date: May 14, 2004